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                                                                Exhibit 99.a(11)

                                   CERTIFICATE

    The undersigned hereby certifies that she is the Assistant Secretary of Morgan Stanley Variable Investment Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an amendment to the Declaration of Trust of the Trust unanimously adopted by the Trustees of the Trust on April 28, 2005, as provided in Section 6.9(h) of the said Declaration, said amendment to take effect on April 28, 2005, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

    Dated this 28th day of April 2005.

                             /s/ Alice J. Gerstel
                           ------------------------------

                           Alice J. Gerstel

                           Assistant Secretary

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                                    AMENDMENT


Date:                 April 28, 2005

To Be Effective:      April 28, 2005


                                       TO

                    MORGAN STANLEY VARIABLE INVESTMENT SERIES

                              DECLARATION OF TRUST

                             DATED FEBRUARY 24, 1983

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                                                  Amendment dated April 28,
                                                  2005 to the Declaration of
                                                  Trust (the "Declaration") of
                                                  Morgan Stanley Variable
                                                  Investment Series (the
                                                  "Trust") dated February 24,
                                                  1983

WHEREAS, The Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Equity Series, the Money Market Series and the High Yield Series of the Trust were established by the Declaration, executed by a majority of the Trustees of the Trust on February 24, 1983; and

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, The Trustees of the Trust have deemed it advisable to change the name of the Equity Series, the Money Market Series and the High Yield Series of the Trust to the "Equity Portfolio", the "Money Market Portfolio" and the "High Yield Portfolio", respectively, such change to be effective on April 28, 2005.

     1. The Declaration is hereby amended so that the Equity Series is designated the "Equity Portfolio", the Money Market Series is designated the "Money Market Portfolio" and the High Yield Series is designated the "High Yield Portfolio".

     2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

     3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which shall constitute one and the same document.

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IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 28th day of April, 2005.


/s/ Michael Bozic                        /s/ Charles A. Fiumefreddo
-----------------                        --------------------------
Michael Bozic, as Trustee                Charles A. Fiumefreddo, as Trustee
and not individually                     and not individually
c/o Kramer Levin Naftalis                c/o Morgan Stanley Trust
& Frankel LLP                            Harborside Financial Center,
Counsel to the Independent               Plaza Two
Trustees                                 Jersey City, NJ
919 Third Avenue
New York, NY


/s/ Edwin J. Garn                        /s/ Wayne E. Hedien
-----------------                        -------------------
Edwin J. Garn, as Trustee                Wayne E. Hedien, as Trustee
and not individually                     and not individually
c/o Summit Ventures LLC                  c/o Kramer Levin Naftalis & Frankel LLP
One Utah Center                          Counsel to the Independent Trustees
201 South Main Street                    919 Third Avenue
Salt Lake City, UT                       New York, NY


/s/ James F. Higgins                     /s/ Dr. Manuel H. Johnson
--------------------                     -------------------------
James F. Higgins, as Trustee             Dr. Manuel H. Johnson, as Trustee
and not individually                     and not individually
c/o Morgan Stanley Trust                 c/o Johnson Smick International, Inc.
Harborside Financial Center              2099 Pennsylvania Avenue, N.W.
Plaza Two                                Suite 950
Jersey City, NJ                          Washington, D.C.


/s/ Joseph J. Kearns                     /s/ Michael E. Nugent
--------------------                     ---------------------
Joseph J. Kearns, as Trustee             Michael E. Nugent, as Trustee
and not individually                     and not individually
c/o Kearns & Associates LLC              c/o Triumph Capital, L.P.
23852 Pacific Coast Highway              445 Park Avenue
Malibu, CA                               New York, NY


/s/ Fergus Reid
----------------
Fergus Reid, as Trustee
and not individually
c/o Lumelite Plastics Corporation
85 Charles Colman Blvd.
Pawling, NY

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STATE OF NEW YORK )
                  ) ss:
COUNTY OF NEW YORK)


     Sworn to me, on this 28th day of April, 2005, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, WAYNE E. HEDIEN, JAMES F. HIGGINS, MANUEL H. JOHNSON, JOSEPH J. KEARNS, MICHAEL E. NUGENT, AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.


               My Commission expires:                JONN WILLIAM PLERCHEE
                                               Notary Public, State of New York
                                                        No. 01PL6080628
                                                 Qualified in New York County
                                               Commission Expires Sept. 16, 2006


               /s/ Jonn William Plerchee
               -------------------------------
               Notary Public                                       (seal)